UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2020

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced fourth quarter and full year 2019 results through December 31, 2019.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On January 21, 2020, the Registrant issued a press release announcing that its Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable February 18, 2020 to shareholders of record on February 3, 2020.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated January 21, 2020, announcing fourth quarter and full year 2019 earnings through December 31, 2019 and quarterly common stock cash dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: January 21, 2020

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2019 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2019 net income of $669,000, or $0.04 per diluted common share.  This earnings performance represented a $1,259,000, or 65.3%, decrease from the fourth quarter of 2018 when net income totaled $1,928,000, or $0.11 per diluted common share.  For the year ended December 31, 2019, the Company reported net income of $6,028,000, or $0.35 per diluted common share.  This represents an 18.6% decrease in earnings per share from the full year of 2018 when net income totaled $7,768,000, or $0.43 per diluted common share.  The following table highlights the Company’s financial performance for both the three and twelve month periods ended December 31, 2019 and 2018:

	Fourth Quarter 2019	Fourth Quarter 2018	Year Ended December 31, 2019	Year Ended December 31, 2018

Net income	$669,000	$1,928,000	$6,028,000	$7,768,000
Diluted earnings per share	$ 0.04	$ 0.11	$ 0.35	$ 0.43

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2019 financial results: "Overall, 2019 was a successful year for AmeriServ Financial, Inc. despite the decline in fourth quarter 2019 earnings which was caused by an increased loan loss provision primarily related to one large commercial loan and an impairment charge recognized on a CRA related investment. Both of these items are discussed later in this release.  I was encouraged that our net interest margin demonstrated improvement in the fourth quarter of 2019 due to increased loan activity and reduced deposit costs.  Additionally, our sizable wealth management company is well positioned for revenue growth in 2020 with the equity markets reaching record highs to close out 2019.  Finally, as a result of our strategic focus on active capital management, we were able to return approximately 70% of our 2019 earnings to our shareholders through accretive common stock buybacks and an increased cash dividend.”

The Company's net interest income in the fourth quarter of 2019 increased by $181,000, or 2.1%, from the prior year's fourth quarter and, for the full year of 2019, decreased by $52,000, or 0.1%, when compared to the full year of 2018.  The Company’s net interest margin of 3.26% for the fourth quarter of 2019 and 3.29% for the full year was 4 basis points higher than the fourth quarter of 2018 and 2 basis points lower than the full year of 2018.  The improvement in the net interest margin during the fourth quarter of 2019 is attributed to an increase in average total loans as well as a higher level of loan fee revenue.  These favorable items more than offset the unfavorable impact from the lower interest rate environment in the economy as well as a decrease in the balance of total average securities during the quarter.  Overall, our net interest margin performance was challenged throughout 2019 as the U.S. Treasury Yield Curve shifted downward, flattened and became inverted in certain segments, at various times during the year.  The lower interest rate environment along with a lower full year average total loan portfolio balance resulted in the modest year over year unfavorable comparison for net interest income.  Positively impacting net interest income during 2019 was a favorable shift experienced in the mix of total average interest bearing liabilities as the amount of total interest bearing deposits increased and resulted in less reliance on higher cost borrowings to fund interest earning assets.

Total loans averaged $877 million in the fourth quarter of 2019 which is $3.8 million, or 0.4%, higher than the $873 million average for the fourth quarter of 2018.  Total loans averaged $875 million for the full year of 2019 which is $6.6 million, or 0.7%, lower than the 2018 full year average.  Overall, total loan originations in 2019 exceeded the prior year’s level by $50 million and also exceeded another strong level of loan payoffs in 2019, which resulted in the favorable quarterly average comparison between 2019 and 2018.  However, because of the high level of loan payoffs received late in 2018, the full year average comparison between years is unfavorable.  Loan pipelines remained strong throughout 2019.  Loan interest income increased by $1.9 million, or 4.6%, between the full year of 2019 and the full year of 2018.  The higher loan interest income primarily reflects the Federal Reserve increasing the federal funds interest rate in 2018.  This resulted in new loans originating at higher yields throughout 2018 and during the first half of 2019 and also caused the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices moved up with the federal funds rate increases in 2018.  Certain floating rate loans, however, did reprice down in the second half of 2019 as the Federal Reserve reduced the federal funds rate by a total of 75 basis points in the second half of 2019.  Also, included in the favorable year over year loan interest income increase was a higher level of loan fee income by $325,000, due primarily to prepayment fees collected on certain early loan pay-offs.

Total investment securities averaged $194 million for the full year of 2019 which is $9.5 million, or 5.1%, higher than the $185 million average in 2018.  The growth in the investment securities portfolio occurred primarily during 2018 and is the result of management taking advantage of the rising interest rate environment experienced during 2018 which provided an attractive market for additional security purchases.  Purchases primarily focused on federal agency mortgage backed securities due to the ongoing cash flow that these securities provide.  Also, management continued its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities.  Investment security purchase activity slowed significantly during 2019 as the interest rate market was less favorable resulting in total average securities decreasing in the fourth quarter of 2019 by $7.7 million, or 4.0%, when compared to the fourth quarter of 2018.  Interest income on investments decreased between the fourth quarter of 2019 and the fourth quarter of 2018 by $26,000, or 1.6%, but increased for the full year of 2019 from 2018 by $768,000, or 12.7%.  Overall, total interest income increased by $2.7 million, or 5.7%, between years.

Total interest expense for the twelve months of 2019 increased by $2.7 million, or 23.5%, when compared to 2018, due to higher levels of deposit interest expense which more than offset a slight decrease to borrowings interest expense.  Deposit interest expense in 2019 was higher by $2.7 million, or 32.5%, for the full the year which reflects the higher level of total average interest bearing deposits and certain indexed money market accounts repricing upward due to the impact of the Federal Reserve increasing interest rates during 2018.  The Company did experience deposit pricing relief during the third and fourth quarters of 2019 because of the Federal Reserve easing interest rates late in July, September and October of 2019.  Specifically, the Company’s cost of interest bearing deposits declined by 10 basis points between the third and fourth quarters of 2019.  However, the Company continues to experience competitive market pressure to retain existing deposit customers and attract new customer deposits.  Customer product preference changed as well in 2019 resulting in movement of funds from non-interest bearing demand deposit accounts and lower yielding money market accounts into higher yielding certificates of deposits.  Overall, total deposits grew during the year and averaged $980 million for the full year of 2019, which was $19.9 million, or 2.1%, higher than the 2018 full year average. The Company's loan to deposit ratio averaged 89.1% in the fourth quarter of 2019, which we believe indicates that the Company has ample capacity to grow its loan portfolio.

The Company experienced a $21,000, or 0.7%, decrease in the interest cost of borrowings for the full year of 2019.  The decline is a result of the lower total average borrowings balance between years combined with the impact from the Federal Reserve’s action to decrease interest rates three times in 2019 and the impact that these rate decreases had on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  The total full year average term advance borrowings balance increased by approximately $7.3 million, or 16.3%, when compared to the full year 2018.  This increase is due to the inversion demonstrated by the U.S. Treasury Yield Curve in 2019 and resulted in certain term advances costing less than overnight borrowed funds.  Overall, the 2019 full year average of FHLB borrowed funds was $63.4 million, which represented a decrease of $14.7 million, or 18.8%, due to the increase in total average deposits.

The Company recorded a $975,000 provision for loan losses in the fourth quarter of 2019 as compared to a $700,000 provision recovery in the fourth quarter of 2018.  For the full year of 2019, the Company recorded an $800,000 provision expense for loan losses compared to a $600,000 provision recovery recorded for the full year of 2018 which resulted in a net unfavorable shift of $1.4 million.    The rating downgrade of a $6.5 million performing commercial loan to substandard as a result of the unexpected death of a borrower caused a $675,000 increase in fourth quarter 2019 provision expense.  While the Company currently believes that repayment should continue as agreed, this rating action was prudent due to the inherent uncertainties associated with a large estate liquidation.  For the full year of 2019, overall asset quality remained good as evidenced by low levels of loan delinquency, net loan charge-offs and non-performing assets.  Specifically, the Company experienced net loan charge-offs of only $192,000, or 0.02% of total loans, in 2019 compared to net loan charge-offs of $943,000, or 0.11% of total loans, in 2018.  Overall, nonperforming assets totaled $2.3 million, or 0.26% of total loans, at December 31, 2019.  In summary, the allowance for loan losses provided 397% coverage of non-performing assets, and 1.05% of total loans, at December 31, 2019, compared to 629% coverage of non-performing assets, and 1.00% of total loans, at December 31, 2018.

Total non-interest income in the fourth quarter of 2019 increased by $94,000, or 2.8%, from the prior year's fourth quarter, and increased for the full year by $549,000, or 3.9%.  In the fourth quarter of 2019, the Company recognized a $500,000 impairment charge on a Community Reinvestment Act (CRA) related investment.  The Small Business Administration (SBA) recently gave formal notice that the managing company of this particular fund was placed into receivership which caused us to write off the full investment and no further action or loss will occur.  It should be noted that the Company only has one other similar CRA related investment that totals $100,000 that has been performing as expected.  Also, for the fourth quarter of 2019, no security sale gains or losses were recognized after a $291,000 net loss was recognized during the fourth quarter of 2018.  The 2018 net loss resulted from the Company selling certain low yielding securities and reinvesting in securities to position the Company for an increased future return from the investment securities portfolio.  Net realized gains on loans held for sale are $195,000, or 203.1%, higher in the fourth quarter of 2019 compared to the fourth quarter of 2018 due to increased residential mortgage loan sales in the secondary market as the lower interest rate environment in the second half of 2019 resulted in a greater level of residential mortgage loan production.  Likewise, the increased residential mortgage loan production resulted in the associated level of mortgage fee income improving by $53,000, or 171.0%.  Wealth management fees increased by $57,000, or 2.3%, in the fourth quarter as the Company benefitted from a continuing increase in market values for assets under management which also contributed to a $71,000, or 0.7%, favorable annual comparison for this important source of fee revenue which hit record levels in 2019.  Also for the full year, similar comparisons for the same line items resulted in the favorable variance when comparing 2019 to 2018.  Net realized gains on loans held for sale increased by $376,000, or 76.9%.  In addition to increased residential mortgage originations, the full year favorable comparison in 2019 was also due to the sale of the guaranteed portion of a SBA loan that resulted in a $197,000 gain.  The higher level of residential mortgage loan production resulted in mortgage related fees increasing by $106,000, or 54.1%.  Additionally, the Company recognized a net investment security sale gain of $118,000 in 2019 compared to a $439,000 net loss in 2018 as the opportunity existed to capture gains on certain securities that demonstrated higher than typical market appreciation in this low interest rate environment.  The 2018 net loss resulted from the Company repositioning a portion of the investment portfolio in 2018 for stronger future returns.  Other income increased by $103,000, or 4.4%, due to higher letter of credit fees and increased revenue from check supply sales due to a favorable vendor contract renegotiation.  These favorable items more than offset a $149,000, or 10.5%, decrease in service charges on deposit accounts due to reduced overdraft fees.

The Company's total non-interest expense in the fourth quarter of 2019 increased by $189,000, or 1.8%, when compared to the fourth quarter of 2018, and increased for the full year by $942,000, or 2.3%, when compared to 2018.  The increase in the fourth quarter of 2019 was due to a higher level of salaries & benefits expense by $224,000, or 3.6%, a greater level of other expense by $76,000, or 4.2%, and higher equipment related costs by $69,000, or 19.2%, due to additional depreciation and maintenance costs.   These increases more than offset a reduction to FDIC deposit insurance expense by $160,000, or 160.0% and professional fees by $42,000, or 3.3%.  Within salaries & benefits, higher salaries expense was due to annual merit increases, the addition of several employees to address management succession planning and four additional employees at our new financial banking center in Hagerstown, Maryland.  Increased pension and health care costs also contributed to the higher employee costs between quarters.  The increase to other expense is due to additional expense for the unfunded commitment reserve as a result of increased loan approvals in 2019 as well as increased investment in technology as evidenced by higher website costs and additional telecommunications expense.  The Company recognized a $60,000 FDIC deposit insurance expense credit in the fourth quarter of 2019.  As part of the application of the Small Bank Assessment Credit regulation, the FDIC awarded community banks under $10 billion an assessment credit because the banking industry reserve ratio exceeded its 1.38% target.  For the full year of 2019 and for similar reasons as the quarterly variance, higher expenses included salaries & benefits by $1,071,000, or 4.4%, other expense by $401,000, or 5.7%, and equipment costs by $46,000, or 3.1%.  Partially offsetting these unfavorable comparisons are lower FDIC deposit insurance expense by $457,000, or 82.0%, and lower professional fees by $154,000, or 3.1%, due to lower legal fees and other professional fees.

The Company recorded an income tax expense of $169,000, or an effective tax rate of 20.2%, in the fourth quarter of 2019.  This compares to an income tax expense of $499,000, or an effective tax rate of 20.6%, for the fourth quarter of 2018.  For the full year of 2019, the Company recorded income tax expense of $1,572,000, or an effective tax rate of 20.7%, compared to income tax expense of $1,677,000 in 2018, or an effective tax rate of 17.8%.  The lower effective tax rate for the full year of 2018 reflected the benefits of corporate tax reform as a result of the enactment of the “Tax Cuts and Jobs Act” which allowed the Company to contribute additional funds to our pension plan in 2018 in order to achieve a greater income tax benefit.  The tax benefit of this additional pension contribution favorably reduced income tax expense by $264,000 in the third quarter of 2018.

The Company had total assets of $1.17 billion, shareholders' equity of $98.6 million, a book value of $5.78 per common share and a tangible book value(1) of $5.08 per common share at December 31, 2019.  Although demonstrating an increase since the fourth quarter of 2018, both the book value and tangible book value per common share did decline between the third and fourth quarter of 2019 as the annual reevaluation of the Company’s pension obligation negatively impacted capital due to an approximate 1% decline in the discount rate between years.  The Company’s pension plan continues to be well funded.  In accordance with previously announced common stock buyback programs, the Company returned an additional $2.6 million of capital to its shareholders through the accretive repurchase of 602,349 shares of its common stock for the full year of 2019.  When including the increased cash dividend payments on our common stock, total capital returned to our shareholders approximated 70% of net income in 2019.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

QUARTERLY COMMON STOCK CASH DIVIDEND

The Company’s Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable February 18, 2020 to shareholders of record on February 3, 2020.  This cash dividend represents a 2.40% annualized yield using the January 16, 2020 closing stock price of $4.17.  For the full year 2019, the Company’s dividend payout ratio amounted to 27.1%.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our new banking platform; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2019

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2019

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$1,689	$669	$6,028

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.57%	0.23%	0.51%
Return on average equity	7.84	7.24	6.60	2.59	6.02
Return on average tangible common equity (B)	8.94	8.22	7.48	2.93	6.84
Net interest margin	3.24	3.30	3.18	3.26	3.29
Net charge-offs (recoveries) as a percentage of average loans	0.08	0.00	(0.01)	0.02	0.02
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	0.10	0.44	0.09
Efficiency ratio	83.90	82.18	81.65	85.30	83.23

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.10	$0.04	$0.35
Average number of common shares outstanding	17,578	17,476	17,278	17,111	17,359
Diluted	0.11	0.10	0.10	0.04	0.35
Average number of common shares outstanding	17,664	17,560	17,360	17,193	17,440
Cash dividends paid per share	$0.020	$0.025	$0.025	$0.025	$0.095

2018

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$2,329	$1,928	$7,768

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.79%	0.66%	0.67%
Return on average equity	7.55	7.30	9.54	7.89	8.08
Return on average tangible common equity (B)	8.63	8.34	10.88	9.00	9.22
Net interest margin	3.29	3.28	3.31	3.22	3.31
Net charge-offs (recoveries) as a percentage of average loans	0.15	0.21	0.04	0.03	0.11
Loan loss provision (credit) as a percentage of average loans	0.02	0.02	0.00	(0.32)	(0.07)
Efficiency ratio	81.61	82.04	79.50	85.69	82.17

EARNINGS PER COMMON SHARE:
Basic	$0.10	$0.10	$0.13	$0.11	$0.43
Average number of common shares outstanding	18,079	18,038	17,924	17,697	17,933
Diluted	0.10	0.10	0.13	0.11	0.43
Average number of common shares outstanding	18,181	18,140	18,036	17,801	18,037
Cash dividends paid per share	$0.015	$0.020	$0.020	$0.020	$0.075

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2019

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583	$1,171,426	$1,171,184
Short-term investments/overnight funds	7,996	6,532	6,039	6,526
Investment securities	194,553	191,168	182,699	181,685
Loans and loans held for sale	863,134	890,081	875,082	887,574
Allowance for loan losses	8,107	8,102	8,345	9,279
Goodwill	11,944	11,944	11,944	11,944
Deposits	957,779	968,480	969,989	960,513
FHLB borrowings	79,483	88,314	66,905	76,080
Subordinated debt, net	7,493	7,499	7,505	7,511
Shareholders’ equity	99,061	101,476	102,460	98,614
Non-performing assets	1,168	1,681	1,957	2,339
Tangible common equity ratio (B)	7.54%	7.60%	7.81%	7.48%
Total capital (to risk weighted assets) ratio	13.37	13.14	13.33	13.49
PER COMMON SHARE:
Book value	$5.65	$5.84	$5.98	$5.78
Tangible book value (B)	4.97	5.15	5.28	5.08
Market value (C)	4.02	4.15	4.14	4.20
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576	$2,142,513	$2,237,898

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309	308	309
Branch locations	16	16	16	16
Common shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

2018

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,151,160	$1,180,510	$1,168,806	$1,160,680
Short-term investments/overnight funds	7,796	8,050	7,428	6,924
Investment securities	171,053	174,771	177,426	187,491
Loans and loans held for sale	875,716	895,162	884,374	863,129
Allowance for loan losses	9,932	9,521	9,439	8,671
Goodwill	11,944	11,944	11,944	11,944
Deposits	944,206	928,176	944,213	949,171
FHLB borrowings	82,864	126,901	103,799	87,750
Subordinated debt, net	7,470	7,476	7,482	7,488
Shareholders’ equity	95,810	96,883	97,179	97,977
Non-performing assets	2,157	1,160	1,067	1,378
Tangible common equity ratio (B)	7.36%	7.27%	7.37%	7.49%
Total capital (to risk weighted assets) ratio	13.45	13.01	13.13	13.53
PER COMMON SHARE:
Book value	$5.31	$5.37	$5.47	$5.56
Tangible book value (B)	4.65	4.71	4.80	4.88
Market value (C)	4.00	4.10	4.30	4.03
Wealth management assets – fair market value (A)	$2,175,538	$2,201,565	$2,258,108	$2,106,172

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295	296	303
Branch locations	15	15	15	16
Common shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

NOTES:

(A)

Not recognized on the consolidated balance sheets.

(B)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

(C)

Based on closing price reported by the principal market on which the security is traded last business day of the corresponding reporting period.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2019

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$10,737	$10,784	$42,933
Interest on investments	1,746	1,771	1,696	1,621	6,834
Total Interest Income	12,164	12,765	12,433	12,405	49,767

INTEREST EXPENSE
Deposits	2,730	2,867	2,895	2,697	11,189
All borrowings	777	837	774	748	3,136
Total Interest Expense	3,507	3,704	3,669	3,445	14,325

NET INTEREST INCOME	8,657	9,061	8,764	8,960	35,442
Provision (credit) for loan losses	(400)	0	225	975	800
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	8,539	7,985	34,642

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	2,431	2,484	9,730
Service charges on deposit accounts	310	317	321	323	1,271
Net realized gains on loans held for sale	62	107	405	291	865
Mortgage related fees	44	77	97	84	302
Net realized gains (losses) on investment securities	0	30	88	0	118
Impairment charge on other investments	0	0	0	(500)	(500)
Bank owned life insurance	128	129	131	133	521
Other income	665	578	622	601	2,466
Total Non-Interest Income	3,605	3,657	4,095	3,416	14,773

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	6,324	6,456	25,429
Net occupancy expense	658	622	599	618	2,497
Equipment expense	361	387	333	429	1,510
Professional fees	1,120	1,249	1,276	1,240	4,885
FDIC deposit insurance expense	80	80	0	(60)	100
Other expenses	1,773	1,770	1,971	1,880	7,394
Total Non-Interest Expense	10,293	10,456	10,503	10,563	41,815

PRETAX INCOME	2,369	2,262	2,131	838	7,600
Income tax expense	491	470	442	169	1,572
NET INCOME	$1,878	$1,792	$1,689	$669	$6,028

2018

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,818	$10,125	$10,607	$10,478	$41,028
Interest on investments	1,399	1,478	1,542	1,647	6,066
Total Interest Income	11,217	11,603	12,149	12,125	47,094

INTEREST EXPENSE
Deposits	1,781	1,973	2,164	2,525	8,443
All borrowings	688	772	876	821	3,157
Total Interest Expense	2,469	2,745	3,040	3,346	11,600

NET INTEREST INCOME	8,748	8,858	9,109	8,779	35,494
Provision (credit) for loan losses	50	50	0	(700)	(600)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,698	8,808	9,109	9,479	36,094

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	2,359	2,427	9,659
Service charges on deposit accounts	383	357	326	354	1,420
Net realized gains on loans held for sale	98	119	176	96	489
Mortgage related fees	39	72	54	31	196
Net realized gains (losses) on investment securities	(148)	0	0	(291)	(439)
Impairment charge on other investments	0	0	0	0	0
Bank owned life insurance	132	133	135	136	536
Other income	705	553	536	569	2,363
Total Non-Interest Income	3,635	3,681	3,586	3,322	14,224

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	5,815	6,232	24,358
Net occupancy expense	670	611	585	596	2,462
Equipment expense	391	378	335	360	1,464
Professional fees	1,184	1,252	1,321	1,282	5,039
FDIC deposit insurance expense	162	155	140	100	557
Other expenses	1,611	1,678	1,900	1,804	6,993
Total Non-Interest Expense	10,111	10,292	10,096	10,374	40,873

PRETAX INCOME	2,222	2,197	2,599	2,427	9,445
Income tax expense	455	453	270	499	1,677
NET INCOME	$1,767	$1,744	$2,329	$1,928	$7,768

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

2019

2018

	4QTR	TWELVE MONTHS	4QTR	TWELVE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$876,988	$875,198	$873,206	$881,767
Short-term investment in money market funds	17,471	10,552	6,488	6,725
Deposits with banks	1,015	1,018	1,020	1,023
Total investment securities	185,652	194,011	193,315	184,550
Total interest earning assets	1,081,126	1,080,779	1,074,029	1,074,065

Non-interest earning assets:
Cash and due from banks	19,888	20,239	24,476	23,067
Premises and equipment	18,725	17,928	12,667	12,480
Other assets	65,451	64,083	61,514	62,040
Allowance for loan losses	(8,518)	(8,404)	(9,540)	(9,866)

Total assets	$1,176,672	$1,174,625	$1,163,146	$1,161,786

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$173,933	$170,326	$161,101	$138,572
Savings	94,117	96,783	96,806	98,035
Money market	229,740	234,387	244,827	249,618
Other time	338,117	326,867	307,414	299,391
Total interest bearing deposits	835,907	828,363	810,148	785,616
Borrowings:
Federal funds purchased and other short-term borrowings	2,521	11,088	29,615	33,126
Advances from Federal Home Loan Bank	55,901	52,309	45,241	44,974
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Lease liabilities	4,059	3,444	0	0
Total interest bearing liabilities	919,123	915,939	905,739	884,451

Non-interest bearing liabilities:
Demand deposits	148,576	151,292	156,262	174,108
Other liabilities	6,582	7,271	4,209	7,077
Shareholders’ equity	102,391	100,123	96,936	96,150
Total liabilities and shareholders’ equity	$1,176,672	$1,174,625	$1,163,146	$1,161,786

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO AND TANGIBLE BOOK VALUE PER SHARE

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, "tangible common equity ratio" and "tangible book value per share."  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

2019

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE

Net income	$1,878	$1,792	$1,689	$669	$6,028

Average shareholders’ equity	97,166	99,371	101,566	102,391	100,123
Less: Goodwill	11,944	11,944	11,944	11,944	11,944
Average tangible common equity	85,222	87,427	89,622	90,447	88,179

Return on average tangible common equity (annualized)	8.94%	8.22%	7.48%	2.93%	6.84%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$99,061	$101,476	$102,460	$98,614
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	87,117	89,532	90,516	86,670

TANGIBLE ASSETS
Total assets	1,167,682	1,190,583	1,171,426	1,171,184
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,155,738	1,178,639	1,159,482	1,159,240

Tangible common equity ratio	7.54%	7.60%	7.81%	7.48%

Total shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

Tangible book value per share	$4.97	$5.15	$5.28	$5.08

2018

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE

Net income	$1,767	$1,744	$2,329	$1,928	$7,768

Average shareholders’ equity	94,956	95,840	96,868	96,936	96,150
Less: Goodwill	11,944	11,944	11,944	11,944	11,944
Average tangible common equity	83,012	83,896	84,924	84,992	84,206

Return on average tangible common equity (annualized)	8.63%	8.34%	10.88%	9.00%	9.22%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$95,810	$96,883	$97,179	$97,977
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	83,866	84,939	85,235	86,033

TANGIBLE ASSETS
Total assets	1,151,160	1,180,510	1,168,806	1,160,680
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,139,216	1,168,566	1,156,862	1,148,736

Tangible common equity ratio	7.36%	7.27%	7.37%	7.49%

Total shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

Tangible book value per share	$4.65	$4.71	$4.80	$4.88